TENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Tenth Amendment to Employment Agreement is made and entered into as of January 1, 2010 by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and William Naylon ("Executive").

Recitals

A)	On January 16, 2002 an Employment Agreement ("Agreement") was made and entered into by and between Employer and Executive.

B)	Said Employment Agreement has been amended on nine prior occasions;

C)	Employer and Executive now desire to further amend the Agreement, as set forth hereinbelow:

Agreement

1.	Section 2.1 of the Agreement which provides:

2.1
Salary.  For Executive's services hereunder, Employer shall pay as base salary to Executive the amount of $285,600 during each year of the Employment Term.  Said salary shall be payable in equal installments in conformity with Employer's normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

is hereby amended, effective January 1, 2010, to provide as follows:

2.1
Salary.  For Executive's services hereunder, Employer shall pay as base salary to Executive the amount of $291,312 during each year of the Employment Term.  Said salary shall be payable in equal installments in conformity with Employer's normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

2.	Section 3.1 of the Agreement which provides:

3.1	Term. The term of Executive’s employment hereunder shall commence on January 16, 2002 and shall continue until January 31, 2010 unless sooner terminated or extended as hereinafter provided.

is hereby amended, effective January 1, 2010, to provide as follows:

3.1	Term. The term of Executive’s employment hereunder shall commence on January 16, 2002 and shall continue until January 31, 2011 unless sooner terminated or extended as hereinafter provided.

3.	All other terms of the Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE                                                                                                EMPLOYER
PRICESMART, INC.

William Naylon                                                                           By:

______________________                                                   Name:      Jose Luis Laparte
                           Its:           President